Exhibit 10.5

PROMISSORY NOTE AND SECURITY AGREEMENT

$500,000	May 31, 2006

        FOR VALUE RECEIVED, SYMMETRY HOLDINGS INC., a Delaware corporation with its principal office located at 101 Park Avenue, New York, New York 10178, c/o Kelley Drye & Warren LLP (the “Maker”), promises to pay to the order of GILBERT E. PLAYFORD, as trustee, an individual residing at 5200 St. Andrews Island, Grand Harbor, Vero Beach, Florida 32967 (the “Payee”), the unpaid principal sum from time to time advanced by the Payee to the Maker. The Payee shall record, on the attachment to this Promissory Note and Security Agreement (this “Promissory Note”), advances, repayments and prepayments of such principal sum, which shall constitute prima facie evidence of the principal sum outstanding from time to time hereunder.

        Within 45 days after the date hereof, the Maker shall file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to a firm commitment underwritten initial public offering (the “IPO”) of common equity securities of the Maker. Immediately prior to the consummation of the IPO, the Maker shall issue and sell, in a private placement, warrants to the existing stockholders of the Maker (the “Private Placement”). Upon the earlier of (i) the date on which the Private Placement is consummated and (ii) December 31, 2006, the principal sum then outstanding hereunder shall be due and payable.

        For purposes hereof, common equity securities include, without limitation, common stock and warrants to purchase common stock and units consisting of a combination thereof.

        The principal sum outstanding from time to time hereunder shall, from the date hereof until repaid, bear interest at the rate of 4.5% per annum. All accrued interest shall be due and payable when the principal sum then outstanding hereunder becomes due and payable or, if earlier, upon demand by the Payee. If such principal sum, or any part thereof, is not paid when due or if accrued interest thereon is not paid when due or within 30 days thereafter, the unpaid amount due and outstanding from time to time shall, from the date such unpaid amount was due until paid, bear interest at the rate of 6.5% per annum, which interest shall be due and payable together with such unpaid amount or, if earlier, upon demand by the Payee.

        All amounts due hereunder shall be payable at the residence of the Payee or at such other place as the Payee may reasonably designate by giving written notice to that effect to the Maker. All amounts due hereunder shall be paid in lawful money of the United States of America.

        If any amount due hereunder shall be due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, such amount shall be paid on the next succeeding business day and, in such case, such additional day or days shall be included in connection with computing the amount of interest accrued, due and payable.

        The Maker shall have the right at any time and from time to time to prepay all or part of any amount due hereunder without penalty or premium. Prepayments shall be applied, first, to the payment of interest and, second, to the payment of principal. If any interest is paid hereunder in excess of the maximum amount permitted by law, such excess shall retroactively be deemed to be a prepayment of the principal sum then outstanding hereunder.

        In the event that:

(i)	the Maker shall fail to pay any amount due hereunder on the due date of such payment or within 30 days thereafter, be adjudicated a bankrupt or insolvent, file a petition or any answer not denying jurisdiction under any bankruptcy, insolvency, receivership or similar law, become insolvent (however evidenced), make a general assignment for the benefit or creditors, admit in writing its inability to pay its debts generally as they become due or fail within 90 days to pay, bond or otherwise discharge any judgment or attachment which is unstayed on appeal;

(ii)	a petition under any bankruptcy, insolvency, receivership or similar law shall be filed against the Maker;

(iii)	a trustee, conservator, receiver or liquidator shall be appointed with respect to the Maker or any or all of the Maker’s property; or

(iv)	the dissolution, liquidation or winding up of the Maker shall be approved by its board of directors and shareholders and all conditions, if any, to such approval or the consummation of such liquidation dissolution or winding up are satisfied, then the Maker shall be deemed to be in default hereunder and the Payee may, at his election and without notice to the Maker or any surety or endorser, declare the principal sum then outstanding hereunder to be immediately due and payable together with all accrued and unpaid interest and exercise all of the rights and remedies available to him under this Promissory Note or otherwise.

        In consideration of the extension of credit evidenced by, and as collateral security for the repayment of any and all amounts to become due under, this Promissory Note, the Maker hereby grants to the Payee a first priority perfected security interest (the “Security Interest”) in the Collateral (as defined below).

      “Collateral” means:

(i)	all cash, assets, properties, securities and rights of any kind of the Maker (including, without limitation, all accounts, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and commercial tort claims);

(ii)	all substitutions and replacements therefor, all additions and accessions thereto and all proceeds and products therefrom; and

(iii)	all books, records, files, agreements, instruments and documents pertaining to any of the foregoing;

provided, however, that “Collateral” shall not include, and the Payee waives and agrees not to assert any claim or right (in respect of this Promissory Note, the obligations evidenced hereby or the rights granted hereunder) that the Payee has or obtains or might in the future have or obtain against or to, any proceeds from the IPO or any interest or other earnings thereon (regardless of whether such proceeds, interest and earnings are then held in trust or escrow or otherwise segregated or are then held or deemed to be held by or for the account of the Maker), or any proceeds or products therefrom or any books, records, files, agreements, instruments or documents pertaining to any of the foregoing (collectively, the “IPO Proceeds”).

The proviso to the preceding sentence shall not restrict the right of the Maker to use such proceeds to make payments of interest hereunder and “IPO Proceeds” shall not include any proceeds actually so used.

        If the Payee receives any of the IPO Proceeds, the Payee shall hold such IPO Proceeds in trust for other creditors and the stockholders of the Maker, as their respective interests may appear, and upon receipt of reasonable indemnity, surety or other assurance or an order of a court of competent jurisdiction, shall promptly turn such IPO Proceed over the persons who appear to be entitled thereto or as directed to do so by such order, respectively.

        The Maker will promptly deliver to the Payee such duly executed and completed financing statements, mortgages, deeds, notices, stock or bond transfer powers (in blank), stock certificates, notes, bonds and other instruments, agreements or documents as the Payee may reasonably request to further evidence and perfect the Security Interest. The Maker consents to the filing and publication of all such financing statements, mortgages, deeds, notices and other documents. The Maker agrees to perform all acts reasonably requested by the Payee at any time and from time to time to maintain the Security Interest and all of the Payee’s rights in the Collateral and the perfection of the Security Interest.

        Additions to, reductions or exchanges of or substitutions for the Collateral, repayments and prepayments under this Promissory Note, advances and extensions of additional credit under this Promissory Note, and other extensions of credit secured partially or wholly by the Collateral may from time to time be allowed by the Payee without affecting the Security Interest.

        So long as principal and interest, if any, due under this Promissory Note shall not have been paid in full, the Maker shall:

(i)	pay when due all taxes, governmental charges and assessments levied, assessed or imposed upon the Collateral and all other claims which, if unpaid, might become liens or charges upon the Collateral, but this requirement shall not prevent the Maker from contesting, in good faith, the imposition of any tax, charge or assessment or the assertion of any claim; and

(ii)	not take any action which would challenge or impair in any way the validity or enforceability of the Security Interest.

        If any event occurs which entitles the Payee to declare any amount due under this Promissory Note to be immediately due and payable, the Payee may, at his election and without notice to the Maker:

(i)	institute legal proceedings seeking specific performance of any agreement required to be performed by the Maker pursuant to this Promissory Note; and

(ii)	institute legal proceedings seeking the sale of any or all of the Collateral under the order of a court of competent jurisdiction;

(iii)	personally or by agents or attorneys sell any or all of the Collateral, free and clear of any and all claims, liens and encumbrances of any kind or nature whatsoever of the Maker or any party claiming by, through or under the Maker, at law, in equity or otherwise, at one or more public or private sales, in such place or places, at such time or times, for cash or credit, and upon such terms as the Payee may determine, in his sole discretion, with or without any previous demand on or notice to the Maker or any advertisement of any such sale; and

(iv)	exercise all right available to it as a secured party at law, in equity or otherwise.

        All notices of sale, transfer or other action, advertisements and demands required to be given, and all rights or equities of redemption available, to the Maker are hereby waived by the Maker to the maximum extent permitted by law. The Payee or its agents or attorneys may bid for and purchase any or all of the Collateral offered for sale. In connection with a sale of any or all of the Collateral to the Payee, the Payee may, for the purpose of making payment for any or all of the Collateral, use any claim for any sum then due and payable to him hereunder as a credit against the purchase price. Any power of sale granted pursuant hereto or otherwise available to the Payee shall not be exhausted by one or more sales. The Payee may from time to time adjourn any sale to be made pursuant hereto or otherwise.

        The proceeds from the sale of any Collateral pursuant hereto or otherwise shall be applied in the following order of priority:

(i)	to the payment of the Payee’s costs and expenses, including reasonable attorneys’ fees and expenses, if any, incurred in connection with exercising any right or remedy granted to him under this Promissory Note or otherwise available to him;

(ii)	to the payment of all accrued and unpaid interest due; and

(iii)	to the payment of the principal sum then outstanding hereunder.

The balance, if any, shall be paid over to the Maker or at the discretion of a court of competent jurisdiction. No sale, transfer or other disposition of all or any part of the Collateral or application of the proceeds therefrom by the Payee pursuant to this Promissory Note or otherwise shall relieve the Maker from liability for any deficiency under this Promissory Note.

        By acceptance of this Promissory Note, the Payee represents and warrants that he is acquiring this Promissory Note for his own account, for investment purposes and not with a view to resale or other distribution and agrees that he will not sell or otherwise transfer this Promissory Note unless such Promissory Note shall have been registered under all applicable securities laws or an exemption is available therefrom.

        Notices and other communications with respect to this Promissory Note and the rights and obligations hereunder shall be given to the intended recipient at the address set forth in the first paragraph hereof or such other address as may have been designated by such recipient (so long as the party sending such notice or other communication shall have actually received written notice of such designation).

        The Maker and any sureties and endorsers of this Promissory Note jointly and severally:

(i)	waive presentment for payment, notice of non-payment or dishonor, protest, notice of protest, notice or right of approval of any extension, renewal, advance, partial payment, modification or forebearance that may be allowed, all other notices in connection with the delivery, acceptance, performance, default and enforcement of this Promissory Note, diligence in collection and in any and all exercises of any and all rights and remedies related thereto, and, to the full extent permitted by law, the full benefit of all laws for the benefit of debtors; and

(ii)	agree to all renewals, extensions, partial payments, advances, modifications and forebearances that may be allowed, in each case without prejudice to any rights or remedies of the Payee hereunder or otherwise.

        Each right, power and remedy hereby given to the Payee or otherwise available to him shall be cumulative, shall be in addition to every other right, power and remedy hereby given or otherwise available to him and may be exercised at any time and from time to time as often and in such order or concurrently as may be deemed expedient by the Payee, in his sole discretion. Neither the exercise or commencement of exercise (from time to time and at any time) by the Payee of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute (i) a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter or (ii) a waiver of any default by the Maker or any such surety or endorser or an acquiescence thereto. No waiver by the Payee of any default by the Maker or any such surety or endorser shall be deemed to be a waiver of any other or similar, previous or subsequent default by the Maker or any such surety or endorser. No waiver of any right, power or remedy of the Payee shall be deemed to be a waiver of any other right, power or remedy of the Payee or shall, except to the extent so waived, impair, limit to restrict the exercise of such right, power or remedy. No waiver by the Payee of any default, right, power or remedy shall be effective or binding unless such waiver is expressly set forth in a written instrument executed and delivered by the Payee. Any waiver set forth in such a written instrument shall be effective only to the extent specifically set forth in such written instrument.

        In addition to principal and interest payable hereunder, the Maker agrees to pay to the Payee, upon demand, all costs and expenses, including, without limitation, reasonable attorney’s fees, which may be incurred by the Payee in connection with the collection of any amount due hereunder or the enforcement of any right granted hereunder.

        No cancellation, renewal, extension, modification or amendment of this Promissory Note shall be binding upon the Payee unless such cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it amends, cancels, renews, extends or modifies this Promissory Note and which is executed and delivered by the Payee.

        The validity, interpretation, performance and enforcement of this Promissory Note shall be governed by the laws of the State of New York (without giving effect to the laws, rules and principles of the State of New York regarding conflicts of laws). The Maker and the Payee agree that any proceeding arising out of or relating to this Promissory Note shall be commenced and prosecuted in a court in the State of New York. The Maker and the Payee consent and submit to the personal jurisdiction of any court in the State of New York in respect of any such proceeding. The Maker and the Payee consent to service of process upon it or him with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable law and rules. The Maker and the Payee waive any objection that it or he may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it or he may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum. THE MAKER AND THE PAYEE WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING. By acceptance of this Promissory Note, the Payee agrees to the provisions of this paragraph.

      The Maker hereby:

(i)	constitutes and appoints the Payee, with full power of substitution and resubstitution, to be the Maker’s true and lawful representative, agent, proxy and attorney-in-fact, for it and in its name, place and stead, in any and all capacities, to (a) take any and all actions and prepare, act on, execute, acknowledge, publish, deliver and file any and all statements, notices, certificates, reports, instruments, agreements and documents, in each case as necessary or appropriate in connection with exercising his rights hereunder or which the Maker is required to do hereunder and (b) request and obtain from any and all third parties, use and disclose any and all information necessary or appropriate in connection with the foregoing;

(ii)	authorizes any and all such third parties to provide such information;

(iii)	grants to the Payee the full right, power and authority to do any and all such things and take any and all such actions which may be necessary or appropriate in connection with the foregoing, as fully for all intents and purposes as the Maker might or could do or take; and

(iv)	approves, ratifies and confirms all that the Payee may lawfully do or cause to be done by virtue hereof.

        The validity of this power of attorney shall not be affected in any manner by reason of (i) the execution, at any time, of other powers of attorney by the Maker in favor of persons other than the Payee or (ii) the bankruptcy, insolvency, dissolution or liquidation of the Maker. This power of attorney is coupled with an interest, is irrevocable and shall remain in effect as long as any obligation hereunder shall not have been fully performed and discharged.

        The Maker hereby irrevocably authorizes any attorney of record to:

(i)	appear for it in any court in the State of New York or any other court of competent jurisdiction wherever located at any time after default under this Promissory Note;

(ii)	waive the issuance and service of process on it;

(iii)	confess judgment against it in favor of the Payee for such amount as may appear to be unpaid and declared due hereunder together with costs and reasonable attorneys’ fees;

(iv)	waive and release all errors which may intervene in such proceeding; and

(v)	consent to immediate execution upon such judgment.

        The Maker hereby agrees that no writ of error or appeal shall be prosecuted on such judgment and that no bill in equity shall be filed to restrain the operation of such judgment or any execution thereon. The Maker hereby ratifies and confirms all that such attorney may do by virtue hereof. THE MAKER HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE EXERCISE BY THE PAYEE OF ANY AND ALL PREJUDGMENT REMEDIES.

        Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law; provided, however, that if any provision hereof shall be finally determined by a court of competent jurisdiction to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions thereof.

        In addition to all other rights and remedies granted or otherwise possessed by the Payee, the Payee shall have the right, which right may be exercised at any time and from time to time without notice to or the consent of the Maker or any sureties or endorsers of this Promissory Note, to assign, transfer or pledge this Promissory Note, in whole or in part, and any renewals, extensions and modifications hereof, in which event all references to the Payee shall mean such assignee, transferee or pledgee, as its interest may appear.

        IN WITNESS WHEREOF, the Maker as executed this Promissory Note the day and year first written above.

SYMMETRY HOLDINGS INC. By: Corrado De Gasperis Name: Corrado De Gasperis Title: Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF NEW YORK      )
                                                 )       ss.:
COUNTY OF NEW YORK   )

        I HEREBY CERTIFY that on this day personally appeared before me, a duly sworn and commissioned notary public in and for the jurisdiction set forth above, Corrado De Gasperis, to me known to be the person who executed the within instrument, who, being duly sworn by me, did acknowledge to me that he executed the within instrument for the purposes therein expressed and in the capacity therein stated pursuant to authority duly and properly granted.

        WITNESS my hand and official seal this 22nd day of June, 2006.

/s/ Helah Feldman
Helah Feldman Notary Public, State of New York No. 01FE6117286 Qualified in King County Commission Expires October 25, 2008	Date Commission Expires: October 25, 2008